SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Intersections Inc.

(Exact name of the Registrant as specified in its charter)

Delaware	54-1956515

(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

14901 Bogle Drive, Chantilly, Virginia 20151
(Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [ x ]

Securities Act registration statement file number to which this form relates, if applicable: 333-111194

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant incorporates by reference herein the description of the Registrant’s common stock, par value $0.01 per share, appearing under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-111194), as filed with the Securities and Exchange Commission on December 16, 2003, as amended from time to time. The Registration Statement will be declared effective prior to or concurrently with this Form 8-A.

Item 2. Exhibits.

The following exhibits are filed herewith:

3.1	Certificate of Incorporation of the Registrant (to be filed as Exhibit 3.1 to the Registration Statement and incorporated herein by reference).
3.2	Bylaws of the Registrant (to be filed as Exhibit 3.2 to the Registration Statement and incorporated herein by reference).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERSECTIONS INC. (Registrant)

Date: February 6, 2004	By:	/s/ Michael Stanfield

Michael Stanfield Chief Executive Officer